Exhibit 23.1





                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-07337) of Tower Tech, Inc. of our report dated March 7, 2000, relating to the financial statements, which appear in this Form 10-KSB.




PricewaterhouseCoopers  LLP
Oklahoma City, Oklahoma
March 7, 2000